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                             SUNAMERICA EQUITY FUNDS
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                                      PROXY

TO THE SHAREHOLDERS OF:

SunAmerica Global Balanced Fund

SPECIAL MEETING OF SHAREHOLDERS
September 5, 1997

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THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned shareholder(s) of SunAmerica Global Balanced Fund, a separate series of SunAmerica Equity Funds, hereby acknowledge(s) receipt of the Notice of the Special Meeting of Shareholders to be held on September 5, 1997 and the Proxy Statement and Prospectus attached thereto, and hereby appoint(s) Peter
A. Harbeck, Peter C. Sutton and Robert M. Zakem and each of them, the true and lawful attorney or attorneys, proxy or proxies, of the undersigned, with power of substitution, for and in the name of the undersigned to attend and vote as proxy or proxies of the undersigned the number of shares and fractional shares the undersigned would be entitled to vote if then personally present at the Special Meeting of Shareholders, to be held at the offices of SunAmerica Equity Funds, The SunAmerica Center, 733 Third Avenue, New York, New York 10017-3204, on September 5, 1997 at 10:00 a.m., or any adjournment or adjournments thereof, as follows:

(1) Approval or disapproval of the Agreement and Plan of Reorganization and the proposed transaction with respect to SunAmerica Global Balanced Fund, whereby all of the assets and liabilities of SunAmerica Global Balanced Fund will be transferred to International Equity Portfolio, a series of Style Select Series, Inc., in exchange for shares of International Equity Portfolio, which will be distributed pro rata by SunAmerica Global Balanced Fund to the holders of its shares in complete liquidation of SunAmerica Global Balanced Fund, as described in the Proxy Statement and Prospectus:

     / / FOR        / / AGAINST         / / ABSTAIN

(2)  Upon all other business which shall properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED AFFIRMATIVELY ON THE PROPOSAL. AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THE PROXY WILL BE VOTED IN THE DISCRETION AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES.
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Either of such proxies or attorneys, or substitutes, as shall be present and act at said meeting, or at any and all adjournment or adjournments thereof, may exercise all the powers of both said proxies or attorneys.

Please sign and date the Proxy. Return the Proxy in the stamped, self-addressed envelope provided.


Please sign EXACTLY as your name(s)
appear(s) above. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give your full title as such.
If a corporation or partnership, please sign the full name by an authorized officer or partner.
If shares are owned jointly, all owners should sign.

By: ______________________
    ______________________
    Signature(s) of Shareholder(s)


Dated: ______________________, 1997